UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☒	Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement.

☒	Definitive additional materials.

☐	Soliciting material pursuant to Section 240.14a-12

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

From:	Tom Bradley

To:	Employees

Subject Line:	Annual Meeting Update

December 12, 2022

Dear Colleagues,

I wanted to share with you the positive development that Capital Returns Master has decided to withdraw its director nominees. As a result, the proxy contest is over and we expect all seven of Argo’s director nominees to be elected at our upcoming Annual Meeting.

What is clear is that our shareholders understand our strategy and have confidence in our ability to execute. Most importantly, these last several months have shined a bright light on your collective abilities to consistently perform at a high level and meet the needs of our customers. That’s the foundation for our success, and I couldn’t be more proud.

On behalf of the Board and management team, thank you again for your commitment and hard work.

Sincerely,

Tom